Exhibit 99

TREE.COM REPORTS Q409 RESULTS

CHARLOTTE, N.C., Feb 5, 2010 — Tree.com, Inc. (NASDAQ: TREE) today announced Q4 2009 Adjusted EBITDA of $0.4 million, an improvement of $3.9 million over the prior quarter and a $0.6 million decrease from Q408.  Tree’s Q409 revenue, including the impact of loan loss settlements, was $47.8 million, down from $50.7 million in Q309.  Tree reported a GAAP loss, including all settlement, impairment and restructuring charges, of $1.92 per share on a net loss of $21 million.

Doug Lebda, Chairman and CEO of Tree.com stated, “Overall, we are pleased with our core business with each of the operating segments reporting positive results for the quarter.  As previously announced, we settled some significant contingencies in the quarter and we are pleased to have those issues behind us.  Looking forward, we are confident in our core business and our new verticals continue to produce solid results.  As a result, we are well poised for 2010 and stand behind our previous guidance.”

Tree.com CFO Matt Packey added, “Getting back to positive Adjusted EBITDA was a key step for us.   We wanted to demonstrate that our prior restructurings and current initiatives were indeed working.  Now, when the macro-economic conditions begin to improve, we are positioned to deliver more consistent results.”

Tree.com Summary Financial Results

$s in millions (except per share amounts)

			Q/Q		Y/Y
	Q4 2009	Q3 2009	% Change	Q4 2008	% Change
Revenue	$47.8	$50.7	(6)%	$48.1	(1)%

Cost of Revenue *	$16.5	$18.7	(11)%	$16.1	3%

Operating Expenses*	$30.9	$35.6	(13)%	$30.9	(0)%

Litigation Settlements and Contingencies	$12.8	$0.0	NM	$1.8	593%

Net Loss	$(21.0)	$(7.4)	(183)%	$(7.0)	(199)%

EBITDA **	$(18.5)	$(4.7)	(294)%	$(3.2)	(482)%

Adjusted EBITDA **	$0.4	$(3.5)	111%	$1.0	(64)%

Net Loss Per Share	$(1.92)	$(0.68)	(181)%	$(0.75)	(156)%

Diluted Net Loss Per Share	$(1.92)	$(0.68)	(181)%	$(0.75)	(156)%

NM = Not Meaningful

* Does not include non-cash compensation, depreciation, gain/loss on disposal of assets, restructuring, amortization, impairment, or litigation settlements and contingencies.

** See separate reconciliation of Adjusted EBITDA and EBITDA to GAAP Operating Income/Loss.

Information Regarding Q4 Results

•                  Q409 revenue decreased 1% from Q408 and decreased 6% from Q309.   The nominal year-over-year decrease and quarter-over-quarter decline were primarily driven by the previously announced loan loss settlements at LendingTree Loans as well as lower revenue in the real estate segment caused by continued declines in the value of homes being sold.

•                  Q409 Adjusted EBITDA improved $3.9 million quarter-over-quarter with all three operating segments reporting positive Adjusted EBITDA.  Reductions in cost of revenue offset the seasonal impacts in the LendingTree Loans and Real Estate segments.  Adjusted EBITDA decreased $0.6 million year-over-year, primarily due to incremental expenses associated with the new verticals within the Exchanges segment.

Average 30-Year Fixed Mortgage Rate Recent Trends

Source: Freddie Mac: Primary Mortgage Market Survey

Freddie Mac’s Primary Mortgage Market Survey consists of the average of 125 lenders’ rates who contributed rates to Freddie Mac. The rates are based on 30-year fixed rate mortgage with 20% down and 80% finance over the life of the loan.

Business Unit Discussion

LENDINGTREE LOANS SEGMENT

LendingTree Loans Segment Results

$s in millions

			Q/Q		Y/Y
	Q4 2009	Q3 2009	% Change	Q4 2008	% Change
Revenue - Direct Lending
Origination and Sale of Loans	$20.6	$22.5	(8)%	$20.2	2%
Other	$2.3	$1.6	43%	$1.7	36%
Total Revenue - Direct Lending	$22.9	$24.1	(5)%	$21.9	5%

Cost of Revenue *	$10.2	$11.2	(9)%	$8.7	17%

Operating Expenses*	$9.8	$11.2	(12)%	$8.5	16%
Litigation Settlements and Contingencies	$0.1	$0.0	NM	$1.8	(97)%

EBITDA **	$2.6	$1.7	55%	$2.4	6%
Adjusted EBITDA **	$2.9	$1.7	74%	$4.7	(38)%

Metrics - Direct Lending
Purchased loan requests (000s)	61.5	67.1	(8)%	76.3	(19)%
Closed - units (000s)	2.7	2.8	(3)%	2.3	18%
Closed - units (dollars)	$622.6	$620.2	0%	$477.6	30%

NM = Not Meaningful

* Does not include non-cash compensation, depreciation, gain/loss on disposal of assets, restructuring, amortization, impairment, or litigation settlements and contingencies.

** See separate reconciliation of Adjusted EBITDA and EBITDA to GAAP Operating Income/Loss.

LendingTree Loans

Q409 revenue increased 5% from the same period last year on an 18% increase in closed units and an 11% increase in the average loan amount.  On a quarter-over-quarter basis, average loan amount increased 5% but closed units were down 3%, a factor of normal seasonal impacts.   Revenue was down 5% quarter-over-quarter as a result of the loan loss settlements in the period.

Operating expenses increased $1.3 million year-over-year largely due to increased marketing spend, which was offset by the significantly lower litigation settlements and contingencies.  Q409 operating expense was $1.4 million less than the prior quarter with improvements in general and administrative costs as well as slightly lower marketing expense.

EXCHANGES SEGMENT

Exchanges Segment Results

$s in millions

			Q/Q		Y/Y
	Q4 2009	Q3 2009	% Change	Q4 2008	% Change
Revenue - Exchanges
Match Fees	$12.3	$12.4	(1)%	$11.8	4%
Closed Loan Fees	$5.3	$5.3	(1)%	$6.5	(19)%
Inter-segment Revenue	$5.1	$5.2	(2)%	$4.2	22%
Other	$0.4	$1.0	(51)%	$0.6	(34)%
Total Revenue - Exchanges	$23.1	$23.9	(3)%	$23.1	(0)%

Cost of Revenue *	$1.9	$1.9	(1)%	$2.4	(22)%

Operating Expenses*	$17.5	$18.3	(4)%	$16.6	5%

EBITDA **	$1.4	$3.6	(61)%	$4.0	(64)%
Adjusted EBITDA **	$3.7	$3.7	(1)%	$4.1	(9)%

Metrics - Exchanges
Matched requests (000s)	279.3	340.7	(18)%	334.0	(16)%
Closing - units (000s)	11.6	12.1	(4)%	15.7	(26)%
Closing - units (dollars)	2,291.5	2,231.6	3%	$2,328.8	(2)%

* Does not include non-cash compensation, depreciation, gain/loss on disposal of assets, restructuring, amortization, impairment, or litigation settlements and contingencies.

** See separate reconciliation of Adjusted EBITDA and EBITDA to GAAP Operating Income/Loss.

Exchanges

Exchanges revenue in Q409 decreased 3% compared to Q309 and was flat to the same period in 2008.  On a quarter-over-quarter basis, Exchanges revenue decreased largely due to lower other revenue that includes miscellaneous fees which were unusually high in Q309.  The year-over-year increase in match fees is due to the addition of the education and home services verticals.  The decrease in closed loan fees year-over-year continues to reflect the tight consumer credit markets, making it difficult for many consumers to qualify for a loan.

Operating expenses decreased $0.7 million quarter-over-quarter and increased $0.9 million year-over-year.  The decrease quarter-over-quarter was largely due to lowering costs through restructuring efforts.  On a year-over-year basis, increased operating expenses were driven primarily by marketing for the new verticals added in 2009.

REAL ESTATE SEGMENT

Real Estate Segment Results

$s in millions

			Q/Q		Y/Y
	Q4 2009	Q3 2009	% Change	Q4 2008	% Change
Total Revenue - Real Estate	$6.9	$8.0	(14)%	$7.5	(9)%

Cost of Revenue *	$4.3	$5.0	(13)%	$4.5	(5)%

Operating Expenses*	$2.5	$3.6	(31)%	$4.6	(46)%

EBITDA **	$(2.5)	$(0.8)	(230)%	$(2.0)	(30)%
Adjusted EBITDA **	$0.1	$(0.6)	117%	$(1.6)	107%

Metrics - Real Estate
Closing - units (000s)	1.3	1.4	(6)%	1.6	(16)%
Closing - units (dollars)	$278.3	$330.4	(16)%	$395.0	(30)%
Agents - RealEstate.com, REALTORS®	1,145	1,304	(12)%	1,174	(2)%
Markets - RealEstate.com, REALTORS®	20	20	0%	20	0%

* Does not include non-cash compensation, depreciation, gain/loss on disposal of assets, restructuring, amortization, impairment, or litigation settlements and contingencies.

** See separate reconciliation of Adjusted EBITDA and EBITDA to GAAP Operating Income/Loss.

Real Estate

Q409 Real Estate revenue decreased $1.1 million or 14% from Q309 and decreased $0.6 million or 9% from Q408.  The decrease quarter-over-quarter is primarily due to normal seasonality as we saw similar drop in closed units in 2008.   The year-over-year decrease in Real Estate revenue is attributed to declines in our referral networks, which experienced decreases in closings and transaction values year-over-year from persistent negative market conditions.

Despite negative market conditions and normal seasonality, Adjusted EBITDA improved $0.7 million quarter-over-quarter and $1.7 million year-over-year.  The primary driver of the improvement in Adjusted EBITDA is lower operating expenses which decreased $1.1 million quarter-over-quarter and $2.1 million year-over-year.  The reductions in operating expense were across marketing as well as general and administrative, reflecting prior cost cutting initiatives.

CORPORATE

Unallocated Corporate Costs and Eliminations

$s in millions

			Q/Q		Y/Y
	Q4 2009	Q3 2009	% Change	Q4 2008	% Change
Inter-segment Revenue - elimination	$(5.1)	$(5.2)	2%	$(4.4)	(16)%

Cost of Revenue *	$0.1	$0.5	(76)%	$0.5	(74)%

Inter-segment Marketing - elimination	$(5.1)	$(5.2)	2%	$(4.2)	(22)%

Operating Expenses*	$6.2	$7.8	(20)%	$5.4	15%
Litigation Settlements and Contingencies	$12.8	$—	NM	$—	NM

EBITDA **	$(19.9)	$(9.2)	(116)%	$(7.6)	(162)%
Adjusted EBITDA **	$(6.3)	$(8.3)	24%	$(6.1)	(3)%

NM = Not Meaningful

* Does not include non-cash compensation, depreciation, gain/loss on disposal of assets, restructuring, amortization, impairment, or litigation settlements and contingencies.

** See separate reconciliation of Adjusted EBITDA and EBITDA to GAAP Operating Income/Loss.

Corporate

The eliminations both in revenue and in marketing were primarily associated with the inter-segment transfer pricing charged from Exchanges to LendingTree Loans for leads.  Operating expenses decreased $1.6 million quarter-over-quarter and increased $0.8 million year-over-year.  The quarter-over-quarter decrease was largely due to lower employee costs and the year-over-year increases in operating expense were primarily related to increases in professional fees.  Litigation settlements and contingencies reflect $12.8 million for matters related to intellectual property litigation.

Liquidity and Capital Resources

As of December 31, 2009, Tree.com had $86.1 million in unrestricted cash and cash equivalents, compared to $86.9 million as of September 30, 2009.  As of December 31, 2009, LendingTree Loans had three committed lines of credit totaling $175 million of borrowing capacity.  Borrowings under these lines of credit are used to fund, and are secured by, consumer residential loans that are held for sale. Loans under these lines of credit are repaid from proceeds from the sales of loans held for sale by LendingTree Loans. The loans held for sale and warehouse lines of credit balances as of December 31, 2009 were $93.6 million and $78.5million, respectively.

Conference Call

Tree.com will audio cast its conference call with investors and analysts discussing the Company’s fourth quarter financial results on Friday, February 5, 2010 at 11:00 a.m. Eastern Time (ET).  This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Tree.com’s business.  The live audio cast is open to the public at http://investor-relations.tree.com/.

QUARTERLY FINANCIALS

TREE.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(unaudited)		(audited)
	(In thousands, except per share amounts)
Revenue
LendingTree Loans	$22,932	$21,880	$117,670	$97,929
Exchanges and other	17,998	18,709	70,660	94,716
Real Estate	6,896	7,549	28,445	35,927
Total revenue	47,826	48,138	216,775	228,572
Cost of revenue
LendingTree Loans	10,211	8,749	47,315	41,156
Exchanges and other	2,012	2,851	9,399	14,348
Real Estate	4,334	4,562	18,046	21,293
Total cost of revenue (exclusive of depreciation shown separately below)	16,557	16,162	74,760	76,797
Gross margin	31,269	31,976	142,015	151,775
Operating expenses
Selling and marketing expense	16,808	16,081	61,957	97,109
General and administrative expense	13,971	14,721	64,901	72,932
Product development	1,120	1,356	5,962	6,705
Litigation settlements and contingencies	12,803	1,848	13,208	1,995
Restructuring expense	2,848	1,147	2,690	5,704
Amortization of intangibles	1,211	1,451	4,847	10,983
Depreciation	1,617	1,705	6,666	7,042
Asset impairments	2,194	—	6,097	164,335
Total operating expenses	52,572	38,309	166,328	366,805
Operating loss	(21,303)	(6,333)	(24,313)	(215,030)
Other income (expense)
Interest income	4	121	88	134
Interest expense	(166)	(153)	(617)	(650)
Other income (expense)	—	—	—	(4)
Total other income (expense), net	(162)	(32)	(529)	(520)
Loss before income taxes	(21,465)	(6,365)	(24,842)	(215,550)
Income tax benefit (provision)	489	(641)	368	13,274
Net loss	$(20,976)	$(7,006)	$(24,474)	$(202,276)
Weighted average common shares outstanding	10,900	9,368	10,536	9,368
Net loss per share available to common shareholders
Basic	$(1.92)	$(0.75)	$(2.32)	$(21.59)
Diluted	$(1.92)	$(0.75)	$(2.32)	$(21.59)

TREE.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008
	(In thousands, except par value
	and share amounts)
ASSETS:
Cash and cash equivalents	$86,093	$73,643
Restricted cash and cash equivalents	12,019	15,204
Accounts receivable, net of allowance of $518 and $367, respectively	6,835	7,234
Loans held for sale ($92,236 and $85,638 measured at fair value, respectively)	93,596	87,835
Prepaid and other current assets	10,758	8,960
Total current assets	209,301	192,876
Property and equipment, net	12,257	17,057
Goodwill	12,152	9,285
Intangible assets, net	57,626	64,663
Other non-current assets	496	202
Total assets	$291,832	$284,083
LIABILITIES:
Warehouse lines of credit	$78,481	$76,186
Accounts payable, trade	5,905	3,541
Deferred revenue	1,731	1,231
Deferred income taxes	2,211	2,290
Accrued expenses and other current liabilities	54,694	37,146
Total current liabilities	143,022	120,394
Income taxes payable	510	862
Other long-term liabilities	12,010	9,016
Deferred income taxes	15,380	15,683
Total liabilities	170,922	145,955

SHAREHOLDERS’ EQUITY:
Preferred stock $.01 par value; authorized 5,000,000 shares; none issued or outstanding	—	—
Common stock $.01 par value; authorized 50,000,000 shares; issued and outstanding 10,904,330 and 9,369,381 shares, respectively	109	94
Additional paid-in capital	901,818	894,577
Accumulated deficit	(781,017)	(756,543)
Total shareholders’ equity	120,910	138,128
Total liabilities and shareholders’ equity	$291,832	$284,083

TREE.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008
	(In thousands)
Cash flows from operating activities:
Net loss	$(24,474)	$(202,276)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on disposal of fixed assets	1,123	—
Amortization of intangibles	4,847	10,983
Depreciation	6,666	7,042
Intangible impairment	6,097	33,378
Goodwill impairment	—	130,957
Non-cash compensation expense	3,892	11,237
Non-cash restructuring expense	1,191	1,260
Deferred income taxes	(382)	(13,274)
Gain on origination and sale of loans	(110,320)	(88,968)
Loss on impaired loans not sold	647	361
Loss on real estate acquired in satisfaction of loans	51	218
Bad debt expense	422	597
Non-cash interest expense	—	76
Changes in current assets and liabilities:
Accounts receivable	(23)	4,605
Origination of loans	(2,855,246)	(2,206,065)
Proceeds from sales of loans	2,969,658	2,291,022
Principal payments received on loans	1,422	911
Payments to investors for loan repurchases and early payoff obligations	(8,742)	(4,568)
Prepaid and other current assets	(680)	3,775
Accounts payable and other current liabilities	15,206	(23,329)
Income taxes payable	(402)	329
Deferred revenue	151	(519)
Other, net	2,113	328
Net cash provided by (used in) operating activities	13,217	(41,920)
Cash flows from investing activities:
Contingent acquisition consideration	—	(14,487)
Acquisitions	(5,726)	—
Capital expenditures	(3,865)	(4,131)
Other, net	4,040	(143)
Net cash used in investing activities	(5,551)	(18,761)
Cash flows from financing activities:
Borrowing under warehouse lines of credit	2,475,106	1,993,938
Repayments of warehouse lines of credit	(2,472,811)	(1,997,179)
Principal payments on long-term obligations	—	(20,045)
Spin-off capital contributions from IAC	—	111,517
Issuance of common stock, net of withholding taxes	3,364	11
Excess tax benefits from stock-based awards	—	393
Increase in restricted cash	(875)	(251)
Net cash provided by (used in) financing activities	4,784	88,384
Net increase decrease in cash and cash equivalents	12,450	27,703
Cash and cash equivalents at beginning of period	73,643	45,940
Cash and cash equivalents at end of period	$86,093	$73,643

TREE’S RECONCILIATION OF SEGMENT RESULTS TO GAAP ($S in thousands):

	For the Three Months Ended December 31, 2009:
	LendingTree		Real	Unallocated—
	Loans	Exchanges	Estate	Corporate	Total
Revenue	$22,932	$23,128	$6,896	$(5,130)	$47,826
Cost of revenue (exclusive of depreciation shown separately below)	10,211	1,880	4,334	132	16,557
Gross Margin	12,721	21,248	2,562	(5,262)	31,269
Operating Expenses:
Selling and marketing expense	5,630	15,515	793	(5,130)	16,808
General and administrative expense	4,216	1,657	1,645	6,453	13,971
Product development	106	592	102	320	1,120
Litigation settlements and contingencies	53	—	—	12,750	12,803
Restructuring expense	157	1,552	892	247	2,848
Amortization of intangibles	70	429	699	13	1,211
Depreciation	625	300	311	381	1,617
Asset impairments	—	519	1,675	—	2,194
Total operating expenses	10,857	20,564	6,117	15,034	52,572
Operating income (loss)	1,864	684	(3,555)	(20,296)	(21,303)
Adjustments to reconcile to EBITDA and Adjusted EBITDA:
Amortization of intangibles	70	429	699	13	1,211
Depreciation	625	300	311	381	1,617
EBITDA	2,559	1,413	(2,545)	(19,902)	(18,475)
Restructuring expense	157	1,552	892	247	2,848
Asset impairments	—	519	1,675	—	2,194
Loss on disposal of assets	90	—	16	68	174
Non-cash compensation	46	202	71	513	832
Litigation settlements and contingencies	53	—	—	12,750	12,803
Adjusted EBITDA	$2,905	$3,686	$109	$(6,324)	$376

	For the Three Months Ended December 31, 2008:
	LendingTree		Real	Unallocated—
	Loans	Exchanges	Estate	Corporate	Total
Revenue	$21,880	$23,149	$7,549	$(4,440)	$48,138
Cost of revenue (exclusive of depreciation shown separately below)	8,749	2,355	4,562	496	16,162
Gross Margin	13,131	20,794	2,987	(4,936)	31,976
Operating Expenses:
Selling and marketing expense	4,338	14,780	1,172	(4,209)	16,081
General and administrative expense	4,045	1,581	3,346	5,749	14,721
Product development	161	479	486	230	1,356
Litigation settlements and contingencies	1,848	—	—	—	1,848
Restructuring expense	321	—	(60)	886	1,147
Amortization of intangibles	70	318	1,063	—	1,451
Depreciation	818	198	252	437	1,705
Total operating expenses	11,601	17,356	6,259	3,093	38,309
Operating income (loss)	1,530	3,438	(3,272)	(8,029)	(6,333)
Adjustments to reconcile to EBITDA and Adjusted EBITDA:
Amortization of intangibles	70	318	1,063	—	1,451
Depreciation	818	198	252	437	1,705
EBITDA	2,418	3,954	(1,957)	(7,592)	(3,177)
Restructuring expense	321	—	(60)	886	1,147
Asset impairments
Loss on disposal of assets	4	—	—	—	4
Non-cash compensation	91	113	427	582	1,213
Litigation settlements and contingencies	1,848	—	—	—	1,848
Adjusted EBITDA	$4,682	$4,067	$(1,590)	$(6,124)	$1,035

	For the Year Ended December 31, 2009:
	LendingTree		Real	Unallocated—
	Loans	Exchanges	Estate	Corporate	Total
Revenue	$117,670	$86,679	$28,445	$(16,019)	$216,775
Cost of revenue (exclusive of depreciation shown separately below)	47,315	7,640	18,046	1,759	74,760
Gross Margin	70,355	79,039	10,399	(17,778)	142,015
Operating Expenses:
Selling and marketing expense	17,662	55,594	4,712	(16,011)	61,957
General and administrative expense	20,374	9,041	8,742	26,744	64,901
Product development	518	2,793	1,346	1,305	5,962
Litigation settlements and contingencies	419	6	33	12,750	13,208
Restructuring expense	(1,089)	1,660	1,684	435	2,690
Amortization of intangibles	280	922	3,625	20	4,847
Depreciation	2,912	943	1,160	1,651	6,666
Asset impairments	—	519	5,578	—	6,097
Total operating expenses	41,076	71,478	26,880	26,894	166,328
Operating income (loss)	29,279	7,561	(16,481)	(44,672)	(24,313)
Adjustments to reconcile to EBITDA and Adjusted EBITDA:
Amortization of intangibles	280	922	3,625	20	4,847
Depreciation	2,912	943	1,160	1,651	6,666
EBITDA	32,471	9,426	(11,696)	(43,001)	(12,800)
Restructuring expense	(1,089)	1,660	1,684	435	2,690
Asset impairments	—	519	5,578	—	6,097
Loss on disposal of assets	90	949	16	68	1,123
Non-cash compensation	245	669	281	2,697	3,892
Litigation settlements and contingencies	419	6	33	12,750	13,208
Adjusted EBITDA	$32,136	$13,229	$(4,104)	$(27,051)	$14,210

	For the Year Ended December 31, 2008:
	LendingTree		Real	Unallocated—
	Loans	Exchanges	Estate	Corporate	Total
Revenue	$97,929	$115,962	$35,927	$(21,246)	$228,572
Cost of revenue (exclusive of depreciation shown separately below)	41,156	12,219	21,293	2,129	76,797
Gross Margin	56,773	103,743	14,634	(23,375)	151,775
Operating Expenses:
Selling and marketing expense	20,999	88,761	7,389	(20,040)	97,109
General and administrative expense	21,853	8,410	15,308	27,361	72,932
Product development	736	3,331	2,245	393	6,705
Litigation settlements and contingencies	3,063	(1,079)	11	—	1,995
Restructuring expense	3,463	173	425	1,643	5,704
Amortization of intangibles	280	6,356	4,347	—	10,983
Depreciation	3,362	775	954	1,951	7,042
Asset impairments	898	102,630	60,807	—	164,335
Total operating expenses	54,654	209,357	91,486	11,308	366,805
Operating income (loss)	2,119	(105,614)	(76,852)	(34,683)	(215,030)
Adjustments to reconcile to EBITDA and Adjusted EBITDA:
Amortization of intangibles	280	6,356	4,347	—	10,983
Depreciation	3,362	775	954	1,951	7,042
EBITDA	5,761	(98,483)	(71,551)	(32,732)	(197,005)
Restructuring expense	3,463	173	425	1,643	5,704
Asset impairments	898	102,630	60,807	—	164,335
Loss on disposal of assets	4	—	—	—	4
Non-cash compensation	91	1,632	3,859	5,655	11,237
Litigation settlements and contingencies	3,063	(1,079)	11	—	1,995
Adjusted EBITDA	$13,280	$4,873	$(6,449)	$(25,434)	$(13,730)

About Tree.com, Inc.

Tree.com, Inc. (NASDAQ: TREE) is the parent of several brands and businesses that provide information, tools, advice, products and services for critical transactions in our customers’ lives.  Our family of brands includes: LendingTree.com®, GetSmart.com®, RealEstate.com®, DegreeTree.comSM, HealthTree.comSM, LendingTreeAutos.com, DoneRight.com, and InsuranceTree.comSM.  Together, these brands serve as an ally for consumers who are looking to comparison shop for loans, real estate and other services from multiple businesses and professionals who will compete for their business.

Tree.com, Inc. is the parent company of wholly owned operating subsidiaries:  LendingTree, LLC and Home Loan Center, Inc.

Tree.com, Inc. is headquartered in Charlotte, N.C. and maintains operations solely in the United States. For more information, please visit www.tree.com.

Segment Information

The overall concept that Tree.com employs in determining its reportable segments and related financial information is to present them in a manner consistent with how the chief operating decision maker and executive management view the businesses, how the businesses are organized as to segment management, and the focus of the businesses with regards to the types of products or services offered or the target market.

Following the spin-off from IAC, the new chief operating decision maker began to realign the Tree.com businesses into new operating segments.  In the first quarter of 2009, management completed its realignment of staffing and direct revenue and costs for each new segment and created reporting structures to enable the chief operating decision maker and management to evaluate the results of operations for each of these new segments on a comparative basis with prior periods.  In prior periods, the segments “Lending” and “Real Estate” were presented, which have been changed to “LendingTree Loans”, “Exchanges”, and “Real Estate” segments.  Additionally, certain shared indirect costs that are described below are reported as “Unallocated — Corporate”.  All items of segment information for prior periods have been restated to conform to the new reportable segment presentation.

The expenses presented for each of the business segments include an allocation of certain corporate expenses that are identifiable and directly benefit those segments.  The unallocated expenses are those corporate overhead expenses that are not directly attributable to a segment and include: corporate expenses such as finance, legal, executive, technology support, and human resources, as well as elimination of inter-segment revenue and costs.

LendingTree Loans

The LendingTree Loans segment originates, processes, approves and funds various residential real estate loans through Home Loan Center, Inc. (“HLC”) (d/b/a LendingTree Loans).  The HLC and LendingTree Loans brand names are collectively referred to as “LendingTree Loans.”

Exchanges

The Exchanges segment consists of online lead generation networks and call centers (principally LendingTree.com and GetSmart.com) that connect consumers and service providers principally in the lending and higher education marketplaces.

Real Estate

Real Estate consists of a proprietary full service real estate brokerage (RealEstate.com, REALTORS®) that operates in 20 U.S. markets, as well as an online lead generation network accessed at www.RealEstate.com, that connects consumers with real estate brokerages around the country.

TREE.COM’S PRINCIPLES OF FINANCIAL REPORTING

Tree.com reports Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), and adjusted for certain items discussed below (“Adjusted EBITDA”), as supplemental measures to GAAP. These measures are two of the primary metrics by which Tree.com evaluates the performance of its businesses, on which its internal budgets are based and by which management is compensated. Tree.com believes that investors should have access to the same set of tools that it uses in analyzing its results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Tree.com provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measure which are discussed below.

Definition of Tree.com’s Non-GAAP Measures

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash intangible asset impairment charges, (3) gain/loss on disposal of assets, (4) restructuring expenses, (5) litigation settlements and contingencies, (6) pro forma adjustments for significant acquisitions, and (7) one-time items. Tree.com believes this measure is useful to investors because it represents the operating results from Tree.com’s segments, but excludes the effects of any other non-cash expenses. Adjusted EBITDA has certain limitations in that it does not take into account the impact to Tree.com’s statement of operations of certain expenses, including depreciation, non-cash compensation and acquisition related accounting. Tree.com endeavors to compensate for the limitations of the non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure.

Pro Forma Results

Tree.com will only present EBITDA and Adjusted EBITDA on a pro forma basis if it views a particular transaction as significant in size or transformational in nature. For the periods presented in this report, there are no transactions that Tree.com has included on a pro forma basis.

One-Time Items

EBITDA and Adjusted EBITDA are presented before one-time items, if applicable. These items are truly one-time in nature and non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no one-time items.

Non-Cash Expenses That Are Excluded From Tree.com’s Non-GAAP Measures

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock units and stock options. These expenses are not paid in cash, and Tree.com will include the related shares in its future calculations of fully diluted shares outstanding. Upon vesting of restricted stock units and the exercise of certain stock options, the awards will be settled, at Tree.com’s discretion, on a net basis, with Tree.com remitting the required tax withholding amount from its current funds.

Amortization and impairment of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives.

RECONCILIATION OF EBITDA

For a reconciliation of EBITDA and Adjusted EBITDA to operating income (loss) for Tree.com’s operating segments for the quarters and years ended December 31, 2009 and 2008, see tables above.

OTHER

REALTORS®—a registered collective membership mark that identifies a real estate professional who is a member of the National Association of REALTORS® and subscribes to its strict Code of Ethics.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995.  Those statements include statements regarding the intent, belief or current expectations or anticipations of the Company and members of our management team.  Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: our ability to operate effectively as a separate public entity following our spin-off from IAC in August 2008; additional costs associated with operating as an independent company; volatility in our stock price and trading volume; our ability to obtain financing on acceptable terms; limitations on our ability to enter into transactions due to spin-related restrictions; adverse conditions in the primary and secondary mortgage markets and in the economy; adverse conditions in our industries; adverse conditions in the credit markets and the inability to renew or replace warehouse lines of credit; seasonality in our businesses; potential liabilities to secondary market purchasers; changes in our relationships with network lenders, real estate professionals, credit providers and secondary market purchasers; breaches of our network security or the misappropriation or misuse of personal consumer information; our failure to provide competitive service; our failure to maintain brand recognition; our ability to attract and retain customers in a cost-effective manner; our ability to develop new products and services and enhance existing ones; competition from our network lenders and affiliated real estate professionals; our failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of our network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of our systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect our intellectual property rights or allegations of infringement of intellectual property rights; changes in our management; and deficiencies in our disclosure controls and procedures and internal control over financial reporting.  These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2008, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2009, June 30, 2009, September 30, 2009, and in our other filings with the Securities and Exchange Commission.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

Contacts:

Investor Relations

877-640-4856

tree.com-investor.relations@tree.com